                                                                    EXHIBIT 10.1


                                                                [EXECUTION COPY]





                                  $500,000,000



                                CREDIT AGREEMENT



                                  dated as of



                                 March 29, 1995



                                     among



                           Thomas & Betts Corporation



                            The Banks Listed Herein



                                      and



                   Morgan Guaranty Trust Company of New York,
                                    as Agent

                               TABLE OF CONTENTS*



                                                        Page
                                                        ----

                               ARTICLE I
                              DEFINITIONS

SECTION 1.01  Definitions..........................        1
        1.02  Accounting Terms and Determinations..       13
        1.03  Types of Borrowings..................       14

                               ARTICLE II
                              THE CREDITS

SECTION 2.01  Commitments to Lend..................       14
        2.02  Notice of Committed Borrowings.......       14
        2.03  Money Market Borrowings..............       15
        2.04  Notice to Banks; Funding of Loans....       19
        2.05  Notes................................       20
        2.06  Maturity of Loans....................       21
        2.07  Interest Rates.......................       21
        2.08  Fees.................................       24
        2.09  Optional Termination or
                 Reduction of Commitments...........      25
        2.10  Mandatory Termination of
                 Commitments........................      25
        2.11  Optional Prepayments.................       25
        2.12  General Provisions as to Payments....       26
        2.13  Funding Losses.......................       27
        2.14  Computation of Interest and Fees.....       27

                              ARTICLE III
                              CONDITIONS

SECTION 3.01  Effectiveness........................       27
        3.02  Borrowings...........................       29





--------------------------

            *The Table of Contents is not a part of this Agreement.

                              ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES
SECTION 4.01   Corporate Existence and Power.......       29
        4.02   Corporate and Governmental
                  Authorization; No Contravention..       29
        4.03   Binding Effect......................       30
        4.04   Financial Information...............       30
        4.05   Litigation..........................       31
        4.06   Compliance with ERISA...............       31
        4.07   Environmental Matters...............       31
        4.08   Taxes...............................       32
        4.09   Subsidiaries........................       32
        4.10   Not an Investment Company...........       32
        4.11   Full Disclosure.....................       32

                              ARTICLE V
                              COVENANTS

SECTION 5.01   Information.........................       33
        5.02   Payment of Obligations..............       35
        5.03   Maintenance of Property; Insurance..       35
        5.04   Conduct of Business and
                   Maintenance of Existence........       36
        5.05   Compliance with Laws................       36
        5.06   Inspection of Property,
                   Books and Records...............       36
        5.07   Operating Cash Flow Ratio...........       36
        5.08   Subsidiary Debt.....................       37
        5.09   Minimum Consolidated Tangible
                   Net Worth.......................       37
        5.10   Restricted Payments.................       37
        5.11   Negative Pledge.....................       38
        5.12   Consolidations, Mergers and
                   Sales of Assets.................       39
        5.13   Use of Proceeds.....................       40
        5.14   Transactions with Affiliates........       40

                              ARTICLE VI
                              DEFAULTS

SECTION 6.01   Events of Default...................       41
        6.02   Notice of Default...................       43

                              ARTICLE VII
                              THE AGENT

SECTION 7.01   Appointment and Authorization.......       44
        7.02   Agent and Affiliates................       44
        7.03   Action by Agent.....................       44
        7.04   Consultation with Experts...........       44
        7.05   Liability of Agent..................       44
        7.06   Indemnification.....................       45


                                                         Page

        7.07   Credit Decision.....................       45
        7.08   Successor Agent.....................       45
        7.09   Agent's Fee.........................       46

                              ARTICLE VIII
                       CHANGE IN CIRCUMSTANCES

SECTION 8.01   Basis for Determining Interest
                   Rate Inadequate or Unfair.......       46
        8.02   Illegality..........................       46
        8.03   Increased Cost and Reduced Return...       47
        8.04   Taxes...............................       49
        8.05   Base Rate Loans Substituted for
                   Affected Fixed Rate Loans.......       51
        8.06   HLT Classification..................       51
        8.07   Substitution of Bank................       52

                              ARTICLE IX
                             MISCELLANEOUS

SECTION 9.01   Notices.............................       52
        9.02   No Waivers..........................       53
        9.03   Expenses; Indemnification...........       53
        9.04   Sharing of Set-Offs.................       53
        9.05   Amendments and Waivers..............       54
        9.06   Successors and Assigns..............       54
        9.07   Collateral..........................       56
        9.08   Governing Law; Submission to Juris-
                   diction.........................       56
        9.09   Counterparts; Integration...........       57
        9.10   WAIVER OF JURY TRIAL................       57
        9.11   Confidentiality.....................       57


Pricing Schedule

Exhibit A    -   Note

Exhibit B    -   Money Market Quote Request

Exhibit C    -   Invitation for Money Market Quotes

Exhibit D    -   Money Market Quote

Exhibit E-1  -   Opinion of Milbank, Tweed, Hadley & McCloy,
                     Special Counsel for the Borrower

Exhibit E-2  -   Opinion of Riker, Danzig, Scherer, Hyland
                     & Perretti, Special New Jersey Counsel
                     for the Borrower

Exhibit F    -   Opinion of Special Counsel for the
                     Agent

Exhibit G    -   Assignment and Assumption Agreement

                                CREDIT AGREEMENT


             AGREEMENT dated as of March 29, 1995 among THOMAS & BETTS CORPORATION, the BANKS listed on the signature pages hereof and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent.

                      The parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

             SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

             "Absolute Rate Auction" means a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to Section 2.03.

             "Adjusted CD Rate" has the meaning set forth in Section 2.07(b).

             "Adjusted London Interbank Offered Rate" has the meaning set forth in Section 2.07(c).

             "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Agent and submitted to the Agent (with a copy to the Borrower) duly completed by such Bank.

             "Affiliate" means (i) any Person that directly, or indirectly through one or more intermediaries, controls the Borrower (a "Controlling Person") or (ii) any Person (other than the Borrower or a Subsidiary) which is controlled by or is under common control with a Controlling Person. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

             "Agent" means Morgan Guaranty Trust Company of New York in its capacity as agent for the Banks hereunder, and its successors in such capacity.

             "Applicable Lending Office" means, with respect to any Bank, (i) in the case of its Domestic Loans, its Domestic Lending Office, (ii) in the case of its Euro-Dollar

Loans, its Euro-Dollar Lending Office and (iii) in the case of its Money Market Loans, its Money Market Lending Office.

             "Assessment Rate" has the meaning set forth in Section 2.07(b).

             "Assignee" has the meaning set forth in Section 9.06(c).

             "Bank" means each bank listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 9.06(c), and their respective successors.

             "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

             "Base Rate Loan" means a Committed Loan to be made by a Bank as a Base Rate Loan in accordance with the applicable Notice of Committed Borrowing or pursuant to Article VIII.

             "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

             "Borrower" means Thomas & Betts Corporation, a New Jersey corporation, and its successors.

             "Borrower's 1993 Form 10-K" means the Borrower's annual report on Form 10-K for 1993, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

             "Borrowing" has the meaning set forth in Section 1.03.

             "CD Base Rate" has the meaning set forth in Section 2.07(b).

             "CD Loan" means a Committed Loan to be made by a Bank as a CD Loan in accordance with the applicable Notice of Committed Borrowing.

             "CD Margin" has the meaning set forth in Section 2.07(b).

             "Commitment" means, with respect to each Bank, the Dollar amount set forth opposite the name of such Bank on the signature pages hereof, as such Dollar amount may be reduced from time to time pursuant to Sections 2.09 and 2.10 or increased or reduced as a result of any assignment pursuant to Section 9.06(c).

             "Committed Loan" means a loan made by a Bank pursuant to Section 2.01.

             "Consolidated Debt" means at any date the Debt of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

             "Consolidated Net Tangible Assets" means the total amount of assets of the Borrower and its Consolidated Subsidiaries (less applicable reserves and other properly deductible items) after deducting therefrom (i) all current liabilities (excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent balance sheet of the Borrower and its Consolidated Subsidiaries and computed in accordance with generally accepted accounting principles.

             "Consolidated Operating Cash Flow" means, for any period, the sum of the consolidated net income of the Borrower and its Consolidated Subsidiaries for such period plus, to the extent deducted in determining such consolidated net income for such period, depreciation and amortization.

             "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements if such statements were prepared as of such date.

             "Consolidated Tangible Net Worth" means at any date the consolidated stockholders' equity of the Borrower and its Consolidated Subsidiaries less their consolidated Intangible Assets, all determined as of such date. For purposes of this definition "Intangible Assets" means the amount (to the extent reflected in determining such consolidated stockholders' equity) of (i) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of assets of a going concern business made within twelve months after the acquisition of such business) subsequent to October 2, 1994 in the book value of any asset owned by the Borrower or a Consolidated Subsidiary, (ii) all Investments in unconsolidated Subsidiaries and all equity investments in Persons which are not Subsidiaries (other than the Borrower's Investment in

Leviton) and (iii) all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, anticipated future benefit of tax loss carry-forwards, copyrights, organization or developmental expenses and other intangible assets.

             "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, and (vi) all Debt of others Guaranteed by such Person; provided that in determining the amount of any item of Debt of such Person pursuant to this clause (vi), the amount of such Debt shall be equal to the lesser of (x) the amount of Debt of others that is Guaranteed and (y) the amount of such Guarantee.

             "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

             "Dollars" or "$" means lawful currency of the United States of America.

             "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

             "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Agent; provided that any Bank may so designate separate Domestic Lending Offices for its Base Rate Loans, on the one hand, and its CD Loans, on the other hand, in which case all references herein to the Domestic Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

             "Domestic Loans"  means CD Loans or Base Rate Loans or both.

             "Domestic Reserve Percentage" has the meaning set forth in Section 2.07(b).

             "Domestic Subsidiary" means any Subsidiary that is not a Foreign Subsidiary.

             "Effective Date" means the date this Agreement becomes effective in accordance with Section 3.01.

             "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

             "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute, and all regulations promulgated thereunder.

             "ERISA Group" means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

             "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

             "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Agent.

             "Euro-Dollar Loan" means a Committed Loan to be made by a Bank as a Euro-Dollar Loan in accordance with the applicable Notice of Committed Borrowing.

             "Euro-Dollar Margin" has the meaning set forth in Section 2.07(c).

             "Euro-Dollar Reserve Percentage" has the meaning set forth in
Section 2.07(c).

             "Event of Default" has the meaning set forth in Section 6.01.

             "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty Trust Company of New York on such day on such transactions as determined by the Agent.

             "Fixed Rate Loans" means CD Loans or Euro-Dollar Loans or Money Market Loans (excluding Money Market LIBOR Loans bearing interest at the Base Rate pursuant to Section 8.01(a)) or any combination of the foregoing.

             "Foreign Subsidiary" means any Subsidiary which is incorporated under the laws of a jurisdiction outside the United States of America.

             "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

             "Hazardous Substances" means any toxic, radioactive, caustic or otherwise hazardous substance which is regulated by any applicable Environmental Laws. Such Hazardous Substances shall include petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

             "Indemnitee" has the meaning set forth in Section 9.03(b).

             "Interest Period" means: (1) with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending (i) one, two, three or six months thereafter or (ii) if each Bank shall have consented to the election by the Borrower of a longer period, which consent may be withheld by any Bank in its sole discretion, such longer period, in each case, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

             (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

             (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

             (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date;

    (2) with respect to each CD Borrowing, the period commencing on the date of such Borrowing and ending (i) 30, 60, 90 or 180 days thereafter or (ii) if each Bank shall have consented to the election by the Borrower of a longer period, which consent may be withheld by any Bank in its sole discretion, such longer period, in each case, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

             (a) any Interest Period (other than an Interest Period determined pursuant to clause (b) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

             (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date;

    (3) with respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending 30 days thereafter; provided that:

             (a) any Interest Period (other than an Interest Period determined pursuant to clause (b) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

             (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date;

    (4) with respect to each Money Market LIBOR Borrowing, the period commencing on the date of such Borrowing and ending such whole number of months thereafter as the Borrower may elect in accordance with Section 2.03; provided that:

             (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

             (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

             (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date; and

    (5) with respect to each Money Market Absolute Rate Borrowing, the period commencing on the date of such Borrowing and ending such number of days thereafter (but not less than 14 days) as the Borrower may elect in accordance with Section 2.03; provided that:

             (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

             (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

             "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute, and all regulations promulgated thereunder.

             "Investment" means any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit or otherwise (other than demand deposits).

             "Leviton" means Leviton Manufacturing Co, Inc., a Delaware corporation, and its successors.

             "LIBOR Auction" means a solicitation of Money Market Quotes setting forth Money Market Margins based on the London Interbank Offered Rate pursuant to Section 2.03.

             "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset; provided that any transaction (including, without limitation, any sale of accounts receivable) which is treated as a sale of assets under generally accepted accounting principles shall be so treated hereunder and any asset which is so sold shall not be deemed subject to a Lien.

             "Loan" means a Domestic Loan or a Euro-Dollar Loan or a Money Market Loan and "Loans" means Domestic Loans or Euro-Dollar Loans or Money Market Loans or any combination of the foregoing.

             "London Interbank Offered Rate" means, for any Interest Period,
(i) the rate for deposits in Dollars for a period of time comparable to such Interest Period which appears on the Telerate Page 3750 as of 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period or (ii) if the rate set forth in (i) does not appear on the Telerate Page 3750, the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in Dollars are offered to each of the Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the

Reference Amount for a period of time comparable to such Interest Period. As used in this definition, the term "Reference Amount" shall mean (a) for purposes of determining the rate applicable to a Euro-Dollar Borrowing, the principal amount of the Euro-Dollar Loan of such Reference Bank to which such rate is to apply and (b) for purposes of determining the rate applicable to a Money Market LIBOR Loan, the principal amount of the Money Market LIBOR Borrowing to which such rate is to apply.

             "Material Debt" means Debt (other than the Notes) of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an outstanding aggregate principal amount exceeding $10,000,000.

             "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $10,000,000.

             "Money Market Absolute Rate" has the meaning set forth in Section 2.03(d).

             "Money Market Absolute Rate Loan" means a loan to be made by a Bank pursuant to an Absolute Rate Auction.

             "Money Market Lending Office" means, as to each Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Money Market Lending Office by notice to the Borrower and the Agent; provided that any Bank may from time to time by notice to the Borrower and the Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

             "Money Market LIBOR Loan" means a loan to be made by a Bank pursuant to a LIBOR Auction (including such a loan bearing interest at the Base Rate pursuant to Section 8.01(a)).

             "Money Market Loan" means a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.

             "Money Market Margin" has the meaning set forth in Section
2.03(d).

             "Money Market Quote" means an offer by a Bank to make a Money Market Loan in accordance with Section 2.03.

             "Moody's" means Moody's Investors Service, Inc.

             "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

             "Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans, and "Note" means any one of such promissory notes issued hereunder.

             "Notice of Borrowing" means a Notice of Committed Borrowing (as defined in Section 2.02) or a Notice of Money Market Borrowing (as defined in
Section 2.03(f)).

             "Parent" means, with respect to any Bank, any bank or bank holding company controlling such Bank.

             "Participant" has the meaning set forth in Section 9.06(b).

             "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

             "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

             "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

             "Pricing Schedule" means the Schedule attached hereto identified as such.

             "Prime Rate" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York City from time to time as its Prime Rate.

             "Prior Agreement" means the Credit Agreement dated as of May 7, 1993 among the Borrower, the banks listed on the signature pages thereof and Morgan Guaranty Trust Company of New York, as agent for such banks, as amended to the Effective Date.

             "Reference Banks" means Deutsche Bank AG, Wachovia Bank of Georgia, N.A. and Morgan Guaranty Trust Company of New York.

             "Refunding Borrowing" means a Committed Borrowing which, after application of the proceeds thereof, results in no net increase in the outstanding aggregate principal amount of Committed Loans made by any Bank.

             "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

             "Required Banks" means at any time Banks having more than 60% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding Notes evidencing more than 60% of the aggregate unpaid principal amount of the Loans.

             "Restricted Payment" means (i) any dividend or other distribution on any shares of the Borrower's capital stock (except dividends payable solely in shares of its capital stock) or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of the Borrower's capital stock or (b) any option, warrant or other right to acquire shares of the Borrower's capital stock.

             "Revolving Credit Period" means the period from and including the Effective Date to but not including the Termination Date.

             "Significant Subsidiary" means any Subsidiary which would constitute a "significant subsidiary" of the Borrower under Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission.

             "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

             "S&P" means Standard & Poor's Ratings Group.

             "Termination Date" means March 29, 2000, or if such day is not a Euro-Dollar Business Day, the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the Termination Date shall be the next preceding Euro-Dollar Business Day.

             "Total Borrowed Funds" means at any date the aggregate principal amount of Debt of the Borrower and its Consolidated Subsidiaries of the type referred to in clauses (i), (ii) and (iv) of the definition thereof, determined on a consolidated basis as of such date.

             "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

             "United States" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

             "Wholly-Owned Subsidiary" means any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower.

             SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks; provided that, if the Borrower notifies the Agent that the Borrower wishes to amend any covenant in Article V to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Agent notifies the Borrower that the Required Banks wish to amend Article V for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Banks.

             SECTION 1.03. Types of Borrowings. The term "Borrowing" denotes the aggregation of Loans of one or more Banks to be made to the Borrower pursuant to Article II on a single date and for a single Interest Period. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (e.g., a "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans) or by reference to the provisions of Article II under which participation therein is determined (i.e., a "Committed Borrowing" is a Borrowing under Section 2.01 in which all Banks participate in proportion to their Commitments, while a "Money Market Borrowing" is a Borrowing under Section 2.03 in which the Bank participants are determined on the basis of their bids in accordance therewith).



                                   ARTICLE II

                                  THE CREDITS

             SECTION 2.01. Commitments to Lend. During the Revolving Credit Period each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrower pursuant to this Section from time to time in amounts such that the aggregate principal amount of Committed Loans by such Bank at any one time outstanding shall not exceed the amount of its Commitment. Each Borrowing under this Section 2.01 shall be in an aggregate principal amount of $10,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.02(b)) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section 2.01, repay, or to the extent permitted by Section 2.11, prepay Loans and reborrow at any time during the Revolving Credit Period under this Section 2.01.

             SECTION 2.02. Notice of Committed Borrowings. The Borrower shall give the Agent notice (a "Notice of Committed Borrowing") not later than 10:00 A.M. (New York City time) on (x) the date of each Base Rate Borrowing, (y) the second Domestic Business Day before each CD Borrowing and (z) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

             (a) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

             (b)  the aggregate amount of such Borrowing,

             (c) whether the Loans comprising such Borrowing are to be CD Loans, Base Rate Loans or Euro-Dollar Loans, and

             (d) in the case of a Fixed Rate Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

                     SECTION 2.03.  Money Market Borrowings.

             (a) The Money Market Option. In addition to Committed Borrowings pursuant to Section 2.01, the Borrower may, as set forth in this Section, request the Banks during the Revolving Credit Period to make offers to make Money Market Loans to the Borrower. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers, all in the manner set forth in this Section.

             (b) Money Market Quote Request. When the Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Agent by telex or facsimile transmission a Money Market Quote Request substantially in the form of Exhibit B hereto so as to be received no later than 10:00 A.M. (New York City time) on (x) the fourth Euro-Dollar Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction or (y) the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

             (i) the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction,

        (ii) the aggregate amount of such Borrowing, which shall be $10,000,000 or a larger multiple of $1,000,000,

       (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

        (iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute Rate.

             The Borrower may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request. No Money Market Quote Request shall be given within five Euro-Dollar Business Days (or such other number of days as the Borrower and the Agent may agree) of any other Money Market Quote Request.

             (c) Invitation for Money Market Quotes. Promptly upon receipt of a Money Market Quote Request, the Agent shall send to the Banks by telex or facsimile transmission an Invitation for Money Market Quotes substantially in the form of Exhibit C hereto, which shall constitute an invitation by the Borrower to each Bank to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

             (d) Submission and Contents of Money Market Quotes. (i) Each Bank may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection (d) and must be submitted to the Agent by telex or facsimile transmission at its address specified in or pursuant to Section 9.01 not later than 9:15 A.M. (New York City time) on (x) the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that Money Market Quotes submitted by the Agent (or any affiliate of the Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than (x) one hour prior to the deadline for the other Banks, in the case of a LIBOR Auction or (y) 15 minutes prior to the deadline for the other Banks, in the case of an Absolute Rate Auction. Subject to Articles III and VI, any Money Market Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Borrower.

        (ii) Each Money Market Quote shall be in substantially the form of Exhibit D hereto and shall in any case specify:

             (A)  the proposed date of Borrowing,

             (B) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Bank, (x) must be $5,000,000 or a larger multiple of $1,000,000, (y) may not exceed the principal amount of Money Market Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Bank may be accepted,

             (C) in the case of a LIBOR Auction, the margin above or below the applicable London Interbank Offered Rate (the "Money Market Margin") offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate,

             (D) in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest 1/10,000th of 1%) (the "Money Market Absolute Rate") offered for each such Money Market Loan, and

             (E)  the identity of the quoting Bank.

             A Money Market Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

       (iii)  Any Money Market Quote shall be disregarded if it:

             (A) is not substantially in conformity with Exhibit D hereto or does not specify all of the information required by subsection (d)(ii);

             (B)  contains qualifying, conditional or similar language;

             (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Money Market Quotes; or

             (D)  arrives after the time set forth in subsection (d)(i).

             (e) Notice to Borrower. The Agent shall promptly notify the Borrower of the terms (x) of any Money Market Quote submitted by a Bank that is in accordance with subsection (d) and (y) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Agent's notice to the Borrower shall specify (A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

             (f) Acceptance and Notice by Borrower. Not later than 10:00 A.M. (New York City time) on (x) the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Borrower shall notify the Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e). In the case of acceptance, such notice (a "Notice of Money Market Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Money Market Quote in whole or in part; provided that:

             (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request,

             (ii) the principal amount of each Money Market Borrowing must be $10,000,000 or a larger multiple of $1,000,000,

             (iii) acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market Absolute Rates, as the case may be, and

             (iv) the Borrower may not accept any offer that is described in subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

             (g) Allocation by Agent. If offers are made by two or more Banks with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Agent among such Banks as nearly as possible (in multiples of $1,000,000, as the Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Agent of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.


             SECTION 2.04.  Notice to Banks; Funding of Loans.

             (a) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

             (b) Not later than 12:00 Noon (New York City time) on the date of each Borrowing, each Bank participating therein shall (except as provided in subsection (c) of this Section) make available its share of such Borrowing, in Dollars and in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section 9.01. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make the funds so received from the Banks available to the Borrower at the Agent's aforesaid address.

             (c) If any Bank makes a new Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Agent as provided in subsection (b), or remitted by the Borrower to the Agent as provided in Section 2.12, as the case may be.

             (d) Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Agent such Bank's share of such Borrowing, the Agent may assume that such Bank has made such share available to the Agent on the date of such Borrowing in accordance with subsections (b) and (c) of this Section 2.04 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at
(i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section
2.07 and (ii) in the case of such Bank, the Federal Funds Rate. Nothing in this subsection (d) shall relieve any Bank from its obligation to make Loans hereunder or prejudice any rights which the Borrower may have against any Bank as a result of any default by such Bank hereunder. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

             SECTION 2.05. Notes. (a) The Loans of each Bank shall be evidenced by a single Note payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans.

             (b) Each Bank may, by notice to the Borrower and the Agent, request that its Loans of a particular type be evidenced by a separate Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

             (c) Upon receipt of each Bank's Note pursuant to Section 3.01(b), the Agent shall forward such Note to such Bank. Each Bank shall record the date, amount, type and maturity of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such

Loan then outstanding; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Notes to make a payment when due in respect of the Loans. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

             SECTION 2.06. Maturity of Loans. Each Loan included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

             SECTION 2.07. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for such day.

             (b) Each CD Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of the CD Margin for such day plus the applicable Adjusted CD Rate; provided that if any CD Loan shall, as a result of clause (2)(b) of the definition of Interest Period, have an Interest Period of less than 30 days, such portion shall bear interest during such Interest Period at the rate applicable to Base Rate Loans during such period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 90 days, at intervals of 90 days after the first day thereof. Any overdue principal of or interest on any CD Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the higher of (i) the sum of the CD Margin plus the Adjusted CD Rate applicable to such Loan and (ii) the rate applicable to Base Rate Loans for such day.

             "CD Margin" means a rate per annum determined in accordance with the Pricing Schedule.

             The "Adjusted CD Rate" applicable to any Interest Period means a rate per annum determined pursuant to the following formula:

                     [ CDBR       ]*
             ACDR  = [ ---------- ]  + AR
                     [ 1.00 - DRP ]

             ACDR  =  Adjusted CD Rate
             CDBR  =  CD Base Rate
              DRP  =  Domestic Reserve Percentage
               AR  =  Assessment Rate

    ----------
    * The amount in brackets being rounded upward, if necessary, to the next higher 1/100 of 1%

             The "CD Base Rate" applicable to any Interest Period is the rate of interest determined by the Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the prevailing rates per annum bid at 10:00 A.M. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from each Reference Bank of its certificates of deposit in an amount comparable to the principal amount of the CD Loan of such Reference Bank to which such Interest Period applies and having a maturity comparable to such Interest Period.

             "Domestic Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of new non-personal time deposits in dollars in New York City having a maturity comparable to the related Interest Period and in an amount of $100,000 or more. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

             "Assessment Rate" means for any day the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. Section 327.3(e) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States.
The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

             (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the applicable Adjusted London Interbank Offered Rate. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

             "Euro-Dollar Margin" means a rate per annum determined in accordance with the Pricing Schedule.

             The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (i) the applicable London Interbank Offered Rate by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

             "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

             (d) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the higher of (i) the sum of the Euro-Dollar Margin plus the Adjusted London Interbank Offered Rate applicable to such Loan and (ii) the Euro-Dollar Margin plus the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than six months as the Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Reference Banks are offered to such Reference Bank in the London interbank market for the applicable period determined as provided above by (y) 1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause
(a) or (b) of Section 8.01 shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day).

             (e) Subject to Section 8.01(a), each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the applicable London Interbank Offered Rate plus (or minus) the Money Market Margin quoted by the Bank making such Loan in accordance with Section 2.03. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Bank making such Loan in accordance with Section 2.03. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of or interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

             (f) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrower and the participating Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

             (g) Each Reference Bank agrees to use its best efforts to furnish quotations to the Agent as contemplated by this Section. If any Reference Bank does not furnish a timely quotation, the Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

             SECTION 2.08.  Fees.

             (a) Commitment Fee. During the Revolving Credit Period, the Borrower shall pay to the Agent for the account of the Banks ratably in proportion to their Commitments a commitment fee at the Commitment Fee Rate (as defined in and determined daily in accordance with the Pricing Schedule) on the daily amount by which the aggregate amount of the Commitments exceeds the aggregate outstanding principal amount of the Loans. Such commitment fee shall accrue from and including the Effective Date to but excluding the Termination Date (or earlier date of termination of the Commitments in their entirety).

             (b) Facility Fee. The Borrower shall pay to the Agent for the account of the Banks ratably a facility fee at the Facility Fee Rate (as defined in and determined daily in accordance with the Pricing Schedule). Such facility fee shall accrue (i) from and including the Effective Date to but excluding the Termination Date, on the daily aggregate amount of the Commitments (whether used or unused) and (ii) from and including the Termination Date to but excluding the date the Loans shall be repaid in their entirety, on the daily average aggregate outstanding principal amount of the Loans.

             (c) Payments. Accrued fees under this Section shall be payable quarterly on each April 15, July 15, October 15, and January 15, commencing April 15, 1995, and upon the date of termination of the Commitments in their entirety (and, if later, the date the Loans shall be repaid in their entirety).

             SECTION 2.09. Optional Termination or Reduction of Commitments. During the Revolving Credit Period, the Borrower may, upon at least three Domestic Business Days' notice to the Agent, (i) terminate the Commitments at any time, if no Loans are outstanding at such time or (ii) ratably reduce from time to time by an aggregate amount of $10,000,000 or any larger multiple of $1,000,000, the aggregate amount of the Commitments in excess of the aggregate outstanding principal amount of the Loans.

             SECTION 2.10. Mandatory Termination of Commitments. The Commitments shall terminate on the Termination Date, and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

             SECTION 2.11. Optional Prepayments. (a) The Borrower may (i) upon at least one Domestic Business Day's notice to the Agent, prepay any Base Rate Borrowing (or any Money Market Borrowing bearing interest at the Base Rate pursuant to Section 8.01(a)) or, subject to Section 2.13, any CD Borrowing and
(ii) upon at least three Euro-Dollar Business Days' notice to the Agent, subject to Section 2.13, prepay any Euro-Dollar Borrowing, in whole at any time, or from time to time in part in amounts aggregating $10,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Borrowing.

             (b) Except as provided in clause (i) of Section 2.11(a), the Borrower may not prepay all or any portion of the principal amount of any Money Market Loan prior to the maturity thereof.

             (c) Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower.

             SECTION 2.12. General Provisions as to Payments. (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 12:00 Noon (New York City time) on the date when due, in Dollars and in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section 9.01. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Domestic Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof
shall be extended to the next succeeding Domestic Business Day.   Whenever any
payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. Whenever any payment of principal of, or interest on, the Money Market Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

             (b) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

             SECTION 2.13. Funding Losses. If the Borrower makes any payment of principal with respect to any Fixed Rate Loan (pursuant to Section 2.11, Article VI or VIII or otherwise) on any day other than the last day of the Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.07(d), or if the Borrower fails to borrow any Fixed Rate Loans after notice has been given to any Bank in accordance with Section 2.04(a) or 2.11(c), the Borrower shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow, provided that such Bank shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of clearly demonstrable error.

             SECTION 2.14. Computation of Interest and Fees. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).



                                 ARTICLE III

                                  CONDITIONS

             SECTION 3.01. Effectiveness. This Agreement shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 9.05):

             (a) receipt by the Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

             (b) receipt by the Agent for the account of each Bank of a duly executed Note dated on or before the Effective Date complying with the provisions of Section 2.05;

             (c) receipt by the Agent of an opinion of Milbank, Tweed, Hadley & McCloy, special counsel for the Borrower, substantially in the form of Exhibit E-1 hereto, and of an opinion of Riker, Danzig, Scherer, Hyland & Perretti, special New Jersey counsel for the Borrower, substantially in the form of Exhibit E-2 hereto;

             (d) receipt by the Agent of an opinion of Davis Polk & Wardwell, special counsel for the Agent, substantially in the form of Exhibit F hereto;

             (e) receipt by the Agent of all documents it may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance reasonably satisfactory to the Agent; and

             (f) receipt by the Agent of evidence satisfactory to it of the payment of all principal of and interest on loans outstanding under the Prior Agreement (other than any "Money Market Loans" outstanding under the Prior Agreement and held by Banks party to this Agreement, which shall remain outstanding with the same terms as to amount, interest and maturity established pursuant to the Prior Agreement but which shall for purposes of this Agreement be deemed to be Money Market Loans made hereunder), together with facility fees thereunder accrued to the Effective Date and all other amounts payable thereunder;

provided that this Agreement shall not become effective or be binding on any party hereto unless all of the foregoing conditions are satisfied not later than April 15, 1995. The Agent shall promptly notify the Borrower and the Banks of the Effective Date, and such notice shall be conclusive and binding on all parties hereto. The Borrower and each of the Banks which is a party to the Prior Agreement, comprising the "Required Banks" as defined in the Prior Agreement, hereby agree that the commitments of the banks under the Prior Agreement shall terminate on and as of the Effective Date, without further action by any party to the Prior Agreement.

             SECTION 3.02. Borrowings. The obligation of any Bank to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

             (a)  receipt by the Agent of a Notice of Borrowing as required by
    Section 2.02 or 2.03, as the case may be;

             (b) the fact that, immediately after such Borrowing, the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments;

             (c)  the fact that, immediately before and after such Borrowing,
    (i) in the case of a Refunding Borrowing, no Event of Default and (ii) in the case of any other Borrowing, no Default shall have occurred and be continuing; and

             (d) the fact that the representations and warranties of the Borrower contained in this Agreement (except in the case of a Refunding Borrowing, the representations and warranties set forth in Sections 4.04(b) and 4.05 as to any matter which has theretofore been disclosed in writing by the Borrower to the Banks) shall be true on and as of the date of such Borrowing. Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses (b), (c) and (d) of this Section.


                                 ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES

                 The Borrower represents and warrants that:

             SECTION 4.01. Corporate Existence and Power. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of New Jersey, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

             SECTION 4.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Borrower of this Agreement and the Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action on the part of the Borrower, require no action by or in respect of, or filing with, any governmental body, agency or official (other than as may be required of any particular Bank) and do not contravene, or constitute a default under, any provision of law or regulation applicable to the Borrower or of the certificate of incorporation or by-laws of the Borrower, any instrument or agreement evidencing or governing Debt of the Borrower or any of its Subsidiaries or of any other material agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

             SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower and the Notes, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower.

             SECTION 4.04.  Financial Information.

             (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 1993 and the related consolidated statements of earnings, cash flows and shareholders' equity for the fiscal year then ended, reported on by KPMG Peat Marwick, and set forth in the Borrower's 1993 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

             (b) The unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as of October 2, 1994 and the related unaudited consolidated statements of earnings, cash flows and shareholders' equity for the nine months then ended, set forth in the Borrower's quarterly report on Form 10-Q for the quarter ended October 2, 1994, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in subsection (a) of this Section, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such nine month period (subject to normal year-end adjustments).

             (c) Since October 2, 1994, there has been no material adverse change in the business, financial position or results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole.

             SECTION 4.05. Litigation. There is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries or which in any manner draws into question the validity of this Agreement or the Notes.

             SECTION 4.06. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan where the failure to comply is reasonably likely to have a material adverse effect on the business, financial condition, or results of operations of the Borrower. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under
Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA within the preceding five years.

             SECTION 4.07. Environmental Matters. In the ordinary course of its business, the Borrower conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Borrower and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Substances, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Borrower has reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, are unlikely to have a material adverse effect on the business, financial condition or results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole.

             SECTION 4.08. Taxes. United States Federal income tax returns of the Borrower and its Subsidiaries have been examined and closed through the fiscal year ended December 31, 1987. The Borrower and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all material taxes due pursuant to such returns or pursuant to any material assessment received by the Borrower or any Subsidiary. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate in all material respects.

             SECTION 4.09. Subsidiaries. Each of the Borrower's Significant Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

             SECTION 4.10. Not an Investment Company. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

             SECTION 4.11. Full Disclosure. All information heretofore furnished by the Borrower to the Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Agent or any Bank will be, when taken together, true and accurate in all material respects on the date as of which such information is stated or certified or in the case of projections, based upon reasonable estimates. The Borrower has disclosed to the Banks in writing any and all facts known to Borrower which materially and adversely affect or may affect (to the extent the Borrower can now reasonably foresee), the business, operations or financial condition of the Borrower and its Consolidated Subsidiaries, taken as a whole, or the ability of the Borrower to perform its obligations under this Agreement.

                                   ARTICLE V

                                   COVENANTS

             The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Note remains unpaid:

             SECTION 5.01. Information. The Borrower will deliver to each of the Banks:

             (a) as soon as available and in any event within 100 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of earnings, cash flows and shareholders' equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission by KPMG Peat Marwick or other independent public accountants of nationally recognized standing;

             (b) as soon as available and in any event within 55 days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of earnings and cash flows for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer, the chief accounting officer or the Treasurer of the Borrower;

             (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer, the chief accounting officer or the Treasurer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.07 to 5.09, inclusive, and Section 5.12(b) on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the

    Borrower is taking or proposes to take with respect thereto;

             (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements (i) whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements and (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause (c) above;

             (e) within five days after any officer of the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer, the chief accounting officer or the Treasurer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

             (f) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

             (g) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower shall have filed with the Securities and Exchange Commission;

             (h) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which may reasonably be expected to constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC;
    (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice;
    (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under
    Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to
    Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer, the chief accounting officer or the Treasurer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;

             (i) promptly upon obtaining knowledge of any actual or proposed change in any rating assigned to the Borrower by Moody's or S&P, notice of such change; and

             (j) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Agent, at the request of any Bank, may reasonably request.

             SECTION 5.02. Payment of Obligations. The Borrower will pay and discharge, and will cause each Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, and will cause each Subsidiary to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

             SECTION 5.03. Maintenance of Property; Insurance. (a) The Borrower will keep, and will cause each Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

                     (b) The Borrower will, and will cause each of its Subsidiaries to, maintain (either in the name of the Borrower or in such Subsidiary's own name) with financially sound and responsible insurance companies, insurance on all their respective properties in at least such amounts and against at least such risks (and with such risk retention) as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business; and will furnish to the Banks, upon request from the Agent, information presented in reasonable detail as to the insurance so carried.

             SECTION 5.04. Conduct of Business and Maintenance of Existence. The Borrower will continue, and will cause each Significant Subsidiary to continue, to engage in business of the same general type as now conducted by the Borrower and its Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each Significant Subsidiary to preserve, renew and keep in full force and effect their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section 5.04 shall prohibit the sale, disposition, merger, consolidation or termination of the corporate existence of any Subsidiary if (i) the Borrower in good faith reasonably determines that such sale, disposition, merger, consolidation or termination is in the best interest of the Borrower and is not materially disadvantageous to the Banks and (ii) such sale, disposition, merger, consolidation or termination is otherwise permitted under this Agreement.

             SECTION 5.05. Compliance with Laws. The Borrower will comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or the failure to be in compliance is not materially adverse to the business, financial condition or results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole.

             SECTION 5.06. Inspection of Property, Books and Records. The Borrower will keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, representatives of any Bank at such Bank's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

             SECTION 5.07.  Operating Cash Flow Ratio.   At no date on or after
any date set forth below shall the ratio of

(i) Consolidated Operating Cash Flow for the four most recent consecutive fiscal quarters of the Borrower ended on or most recently prior to such date to
(ii) Total Borrowed Funds as of such date, be less than the applicable ratio set forth below for such date:

                                                    Minimum
                     Date                            Ratio
                     ----                           ------
             January 1, 1995                           .18
             December 31, 1995                         .20
             December 29, 1996                         .25


             SECTION 5.08. Subsidiary Debt. (a) The total Debt of all Foreign Subsidiaries (excluding Debt of a Foreign Subsidiary owing to the Borrower or to a Wholly-Owned Subsidiary) will at no time exceed 20% of Consolidated Net Tangible Assets.

             (b) The total Debt of all Domestic Subsidiaries (excluding (i) Debt of a Domestic Subsidiary owing to the Borrower or to a Wholly-Owned Subsidiary and (ii) for a period of 90 days commencing on the date Leviton becomes a Subsidiary, Debt of Leviton and its Subsidiaries) will at no time exceed an amount equal to the greater of (i) $50,000,000 and (ii) 20% of Consolidated Debt.

             (c) Solely for purposes of this Section 5.08, any preferred stock of a Subsidiary held by a Person other than the Borrower or a Wholly-Owned Subsidiary shall be included, at the higher of its voluntary or involuntary liquidation value, in the "Debt" of such Subsidiary.

             SECTION 5.09. Minimum Consolidated Tangible Net Worth. Consolidated Tangible Net Worth will not at any time be less than the Compliance Level. For this purpose, the "Compliance Level" is an amount initially equal to $150,000,000; the Compliance Level shall be increased effective at the end of the first fiscal quarter of each fiscal year of the Borrower commencing after December 31, 1995 by an amount equal to 50% of the consolidated net income of the Borrower and its Consolidated Subsidiaries for the preceding fiscal year, but as to any particular such preceding year only if the consolidated net income of the Borrower and its Consolidated Subsidiaries for such year is a positive number. The Compliance Level shall at no time decrease to account for negative consolidated net income of the Borrower and its Consolidated Subsidiaries for any year.

             SECTION 5.10. Restricted Payments. Neither the Borrower nor any Subsidiary will declare any dividend on any class of capital stock of the Borrower or make any other

Restricted Payment unless, after giving effect thereto, the aggregate of all dividends on the Borrower's capital stock declared and other Restricted Payments made (without duplication) during any period of four consecutive fiscal quarters will not exceed an amount equal to the greater of (i) $2.24 times the number of shares of common stock of the Borrower outstanding on the date such dividend or Restricted Payment is declared and (ii) 50% of the consolidated net income of the Borrower and its Consolidated Subsidiaries for the period of four consecutive fiscal quarters commencing one quarter earlier than the commencement of the period referred to above; provided that in the event of any stock dividend, split, reclassification or similar transaction, the amount specified in clause (i) above shall be appropriately adjusted. No dividend on the Borrower's capital stock shall be payable more than 65 days after the date of declaration thereof. The foregoing will not prohibit (i) payment of any dividend or distribution within 65 days after the date of declaration thereof, if at the date of declaration the payment of such dividend or distribution would have complied with this Section 5.10, (ii) payment of any dividend or distribution where substantially concurrently with the payment thereof an amount of net proceeds, including cash and the fair market value of property other than cash (as determined by any two of the following: the Chairman, the President, any Vice President, the Treasurer and the Controller of the Borrower), at least equal to such dividend or distribution is received as a capital contribution or as the proceeds from the issuance or sale of capital stock of the Borrower, (iii) the retirement of any shares of the Borrower's capital stock in exchange for, or out of the proceeds of the substantially concurrent issuance or sale of, other shares of the Borrower's capital stock and (iv) purchases of shares of capital stock of the Borrower to deliver pursuant to, or purchases or redemptions of shares of capital stock from employees or former employees of the Borrower or its Subsidiaries in connection with, the Borrower's stock option and incentive plans.

             SECTION 5.11. Negative Pledge. Neither the Borrower nor any Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

             (a) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement in an aggregate principal amount not exceeding $15,000,000;

             (b) any Lien existing on any asset of any corporation at the time such corporation becomes a

    Subsidiary and not created in contemplation of such event;

             (c) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset, provided that such Lien attaches to such asset concurrently with or within 180 days after the acquisition or construction thereof;

             (d) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Borrower or a Subsidiary and not created in contemplation of such event;

             (e) any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Subsidiary and not created in contemplation of such acquisition;

             (f) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Debt is not increased and is not secured by any additional assets;

             (g)  Liens arising in the ordinary course of its business which
    (i) do not secure Debt, (ii) do not secure any obligation in an amount exceeding $50,000,000 and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business; and

             (h) Liens not otherwise permitted by the foregoing clauses of this Section securing Debt in an aggregate principal amount at any time outstanding not to exceed 10% of Consolidated Net Tangible Assets.

             SECTION 5.12. Consolidations, Mergers and Sales of Assets. (a) The Borrower will not (i) consolidate or merge with or into any other Person or
(ii) sell, lease or otherwise transfer, directly or indirectly, all or any substantial part of the assets of the Borrower and its Subsidiaries, taken as a whole, to any other Person; provided that the Borrower may merge with another Person if (1) either (x) the Borrower is the corporation surviving such merger or (y) the Person (if other than the Borrower) formed by such consolidation or into which the Borrower is merged or to which properties and assets of the Borrower are transferred shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume (by an instrument satisfactory in form to the Required Banks, accompanied by such legal opinions with respect thereto as the Required Banks may reasonably request) the due and punctual payment of the principal of and interest on the Loans and of all other amounts payable by the Borrower hereunder, and the due and punctual performance and observance of all the terms, covenants, agreements and conditions of this Agreement to be performed or observed by the Borrower to the same extent as if such surviving or acquiring corporation had been the original issuer of the Notes and (2) immediately after giving effect to such transaction, no Default shall have occurred and be continuing.

             (b) Neither the Borrower nor any Subsidiary will sell or otherwise transfer any accounts receivable or other rights to receive income, except pursuant to one or more accounts receivable purchase facilities provided that the aggregate unreimbursed purchase price under all such facilities does not at any time exceed $100,000,000.

             SECTION 5.13. Use of Proceeds. The proceeds of the Loans made under this Agreement will be used by the Borrower for the Borrower's general corporate purposes. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U.

             SECTION 5.14. Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate; provided, however, that the foregoing provisions of this Section shall not prohibit (a) the Borrower from declaring or paying any lawful dividend permitted by Section 5.10, (b) the Borrower or any Subsidiary from making sales to or purchases from any Affiliate and, in connection therewith, extending credit or making payments, or from making payments for services rendered by any Affiliate, if such sales or purchases are made or such services are rendered in the ordinary course of business and on terms and conditions at least as favorable to the Borrower or such Subsidiary as the terms and conditions which would apply in a similar transaction with a Person not an Affiliate,
    (c) the Borrower or any Subsidiary from making payments of principal, interest and premium on any Debt of the Borrower or such Subsidiary held by an

    Affiliate if the terms of such Debt are substantially as favorable to the Borrower or such Subsidiary as the terms which could have been obtained at the time of the creation of such Debt from a lender which was not an Affiliate, (d) the Borrower or any Subsidiary from participating in, or effecting any transaction in connection with, any joint enterprise or other joint arrangement with any Affiliate if the Borrower or such Subsidiary participates in the ordinary course of its business and on a basis no less advantageous than the basis on which such Affiliate participates and (e) the Borrower or any Subsidiary from making payments to their respective directors and executive officers in the ordinary course of business.


                                   ARTICLE VI

                                    DEFAULTS

             SECTION 6.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

             (a) the Borrower shall fail to pay when due any principal of any Loan, or shall fail to pay within five days of the due date thereof any interest on any Loan, any fees or any other amount payable hereunder;

             (b) the Borrower shall fail to observe or perform any covenant contained in Sections 5.07 to 5.14, inclusive;

             (c) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause
    (a) or (b) above) for 30 days after written notice thereof has been given to the Borrower by the Agent at the request of any Bank;

             (d) any representation, warranty, certification or statement made by the Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

             (e) the Borrower or any Subsidiary shall fail to make any payment in respect of any Material Debt when due (including any applicable grace period);

             (f) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

             (g) the Borrower or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

             (h) an involuntary case or other proceeding shall be commenced against the Borrower or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Significant Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

             (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $10,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more

    Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $20,000,000;

             (j) a judgment or order for the payment of money in excess of $10,000,000 shall be rendered against the Borrower or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days; or

             (k) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 20% or more of the outstanding shares of common stock of the Borrower; or, during any period of twelve consecutive calendar months, individuals who were directors of the Borrower on the first day of such period shall cease to constitute a majority of the board of directors of the Borrower or who were recommended for election or elected to succeed such directors by a majority of such directors;

then, and in every such event, the Agent shall (i) if requested by Banks having more than 50% in aggregate amount of the Commitments, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Banks holding Notes evidencing more than 50% in aggregate principal amount of the Loans, by notice to the Borrower declare the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any of the Events of Default specified in clause
(g) or (h) above with respect to the Borrower, without any notice to the Borrower or any other act by the Agent or the Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

             SECTION 6.02. Notice of Default. The Agent shall give notice to the Borrower under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof. Failure of any Bank to request or of the Agent to give such notice to the Borrower pursuant to this Section shall not constitute a waiver of any failure of the Borrower to observe or perform any of its covenants or agreements hereunder.

                                  ARTICLE VII

                                   THE AGENT

             SECTION 7.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

             SECTION 7.02. Agent and Affiliates. Morgan Guaranty Trust Company of New York shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and Morgan Guaranty Trust Company of New York and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not the Agent hereunder.

             SECTION 7.03. Action by Agent. The obligations of the Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article VI.

             SECTION 7.04. Consultation with Experts. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

             SECTION 7.05. Liability of Agent. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

             SECTION 7.06. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify the Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitees hereunder.

             SECTION 7.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

             SECTION 7.08. Successor Agent. The Agent may resign at any time (subject to the appointment and acceptance of a successor agent) by giving written notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

             SECTION 7.09. Agent's Fee. The Borrower shall pay to the Agent for its own account fees in the amounts and at the times previously agreed upon between the Borrower and the Agent.


                                  ARTICLE VIII

                            CHANGE IN CIRCUMSTANCES

             SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Fixed Rate Borrowing:

             (a) the Agent is advised by the Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Reference Banks in the relevant market for such Interest Period, or

             (b) in the case of a Committed Borrowing, Banks having 50% or more of the aggregate amount of the Commitments advise the Agent that the Adjusted CD Rate or the Adjusted London Interbank Offered Rate, as the case may be, as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding their CD Loans or Euro-Dollar Loans, as the case may be, for such Interest Period, the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make CD Loans or Euro-Dollar Loans, as the case may be, shall be suspended. Unless the Borrower notifies the Agent at least two Domestic Business Days before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (i) if such Fixed Rate Borrowing is a Committed Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing and (ii) if such Fixed Rate Borrowing is a Money Market LIBOR Borrowing, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day.

             SECTION 8.02. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each such Euro-Dollar Loan, together with accrued interest thereon. Concurrently with prepaying each such Euro-Dollar Loan, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

             SECTION 8.03. Increased Cost and Reduced Return. (a) If on or after (x) the date hereof, in the case of any Committed Loan or any obligation to make Committed Loans or (y) the date of the related Money Market Quote, in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding (i) with respect to any CD Loan any such requirement included in an applicable Domestic Reserve Percentage and (ii) with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage), special deposit, insurance assessment (excluding, with respect to any CD Loan, any such requirement reflected in an applicable Assessment Rate) or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

             (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

             (c) Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of clearly demonstrable error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

             (d)  If any Bank fails to give the notice required by paragraph
(c) above within 90 days after it obtains actual knowledge of any event entitling such Bank to compensation pursuant to this Section 8.03, such Bank shall, with respect to compensation payable pursuant to this Section 8.03 in respect of any costs resulting from such event, only be entitled to payment under this Section 8.03 for costs incurred from and after the date 90 days prior to the date that such Bank does give such notice.

             SECTION 8.04. Taxes. (a) Any and all payments by the Borrower to or for the account of any Bank or the Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank or the Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on its income, and franchise or similar taxes imposed on it, by the jurisdiction of such Bank's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Bank or the Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.04) such Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower shall furnish to the Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt evidencing payment thereof.

             (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, or charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note (hereinafter referred to as "Other Taxes").

             (c) The Borrower agrees to indemnify each Bank and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.04) paid by such Bank or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 15 days from the date such Bank or the Agent (as the case may be) makes demand therefor. Notwithstanding this Section 8.04(c), if a Bank or the Agent receives any notice from the relevant taxing authority asserting the imposition of any Taxes or Other Taxes or otherwise becomes aware of any assertion or imposition of Taxes or Other Taxes and fails to notify the Borrower promptly of such assertion or imposition, the Borrower shall have no obligation to indemnify such Bank or the Agent for any penalties, interest or expenses arising from such Taxes or Other Taxes incurred during the period before such Bank or the Agent so notifies the Borrower and after such Bank or the Agent receives notification from the relevant taxing authority or becomes aware of such assertion or imposition.

             (d) Each Bank organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Bank remains lawfully able to do so), shall provide the Borrower with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States. If the form provided by a Bank at the time such Bank first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from "Taxes" as defined in Section 8.04(a).

             (e) For any period with respect to which a Bank has failed to provide the Borrower with the appropriate form pursuant to Section 8.04(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which a form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 8.04(a) with respect to Taxes imposed by the United States; provided, however, that should a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall furnish such information and documents as such Bank shall reasonably request to assist such Bank to recover such Taxes.

             (f) If the Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section 8.04, then such Bank will change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Bank, is not otherwise disadvantageous to such Bank.

             SECTION 8.05. Base Rate Loans Substituted for Affected Fixed Rate Loans. If (i) the obligation of any Bank to make Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03 or 8.04 with respect to its CD Loans or Euro-Dollar Loans and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist:

             (a) all Loans which would otherwise be made by such Bank as CD Loans or Euro-Dollar Loans, as the case may be, shall be made instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks), and

             (b) after each of its CD Loans or Euro-Dollar Loans, as the case may be, has been repaid, all payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Base Rate Loans instead.

             SECTION 8.06. HLT Classification. If, after the date hereof, the Agent determines that, or the Agent is advised by any Bank that such Bank has received notice from any governmental authority, central bank or comparable agency having jurisdiction over such Bank that, the Loans hereunder are classified as a "highly leveraged transaction" under applicable federal regulatory guidelines (an "HLT Classification"), the Agent shall promptly give notice of such HLT Classification to the Borrower and the other Banks. The Agent, the Banks and the Borrower shall commence negotiations in good faith to agree on the extent to which fees, interest rates and/or margins hereunder should be increased so as to reflect market incremental pricing for extensions of credit subject to HLT Classification. If the Borrower and Banks having more than 50% in aggregate amount of the Commitments agree on the amount of such increase or increases, this Agreement may be amended to give effect to such increase or increases as provided in Section 9.05. If the Borrower and Banks having more than 50% in aggregate amount of the Commitments fail to so agree within 90 days after notice is given by the Agent as provided above, then the Agent shall, if requested by Banks having 50% or more in aggregate amount of the Commitments, by notice to the Borrower terminate the Commitments and they shall thereupon terminate and the Borrower shall repay each outstanding Loan at the end of the Interest Period applicable thereto. The Banks acknowledge that an HLT Classification is not a Default or an Event of Default hereunder.

             SECTION 8.07. Substitution of Bank. If (i) the obligation of any Bank to make Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03 or 8.04, the Borrower shall have the right, with the assistance of the Agent, to seek a mutually satisfactory substitute bank or banks (which may be one or more of the Banks) to purchase the Note and assume the Commitment of such Bank.


                                   ARTICLE IX

                                 MISCELLANEOUS

             SECTION 9.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Agent, at its address, facsimile number or telex number set forth on the signature pages hereof, (y) in the case of any Bank, at its address, facsimile number or telex number set forth in its Administrative Questionnaire (copies of which the Agent shall deliver to the Borrower) or (z) in the case of any party, such other address, facsimile number or telex number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (iii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent under

Article II or Article VIII shall not be effective until received.

             SECTION 9.02. No Waivers. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

             SECTION 9.03. Expenses; Indemnification. (a) The Borrower shall pay (i) all out-of-pocket expenses of the Agent, including fees and disbursements of special counsel for the Agent, in connection with the preparation and administration of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Agent and each Bank, including fees and disbursements of counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

             (b) The Borrower agrees to indemnify the Agent and each Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

             SECTION 9.04. Sharing of Set-Offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other

Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Notes. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

             SECTION 9.05. Amendments and Waivers. (a) Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, except as provided below, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for termination of any Commitment, (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement or
(v) change this Section 9.05 or change the definition of Required Banks in
Section 1.01; and provided, further, that this Agreement may be amended to give effect to any increased fees, interest rates and/or margins agreed upon pursuant to Section 8.06 or to reduce or rescind any such increases previously agreed upon pursuant to Section 8.06, if such amendment is in writing and is signed by the Borrower and Banks having more than 50% in aggregate amount of the Commitments. The substitution of a Bank as contemplated by Section 8.07 does not entail an amendment or waiver of this Agreement and is therefore not subject to the provisions of this Section.

             SECTION 9.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

             (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause
(i), (ii), (iii) or (iv) of Section 9.05 without the consent of the Participant. All amounts payable by the Borrower to any Bank under Section
8.03 in respect of the Loans held by it and its Commitment shall be determined as if such Bank had not sold or agreed to sell any participations in such Loans and Commitment, and as if such Bank were funding such Loans in the manner contemplated by this Agreement. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

             (c) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement and the Notes (in a minimum amount equivalent to an initial Commitment of $10,000,000), and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit G hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Borrower (which shall not be unreasonably withheld); provided that if an Assignee is a Bank or an affiliate of a Bank, no such consent shall be required; and provided further that such assignment may, but need not, include rights of the transferor Bank in respect of outstanding Money Market Loans. Such transferor Bank shall give the Agent prompt notice of any such assignment. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $2,500. If the Assignee is not organized under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.04.

             (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

             (e) No Assignee or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.03 or 8.04 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02, 8.03 or 8.04 requiring such Bank to designate a different Applicable Lending Office under certain circumstances.

             SECTION 9.07. Collateral. Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

             SECTION 9.08. Governing Law; Submission to Jurisdiction. This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

             SECTION 9.09. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

             SECTION 9.10. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

             SECTION 9.11. Confidentiality. The Agent and each Bank agrees to keep any information delivered or made available by the Borrower pursuant to this Agreement confidential from anyone other than persons employed or retained by such Bank who are engaged in evaluating, approving, structuring or administering the credit facility contemplated hereby; provided that nothing herein shall prevent any Bank from disclosing such information (a) to any other Bank or to the Agent, (b) to any other Person if reasonably incidental to the administration of the credit facility contemplated hereby, (c) upon the order of any court or administrative agency, (d) upon the request or demand of any regulatory agency or authority, (e) which had been publicly disclosed other than as a result of a disclosure by the Agent or any Bank prohibited by this Agreement, (f) in connection with any litigation to which the Agent, any Bank or its subsidiaries or Parent may be a party, (g) to the extent necessary in connection with the exercise of any remedy hereunder, (h) to such Bank's or Agent's legal counsel and independent auditors and (i) subject to provisions substantially similar to those contained in this Section, to any actual or proposed Participant or Assignee.

             IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                              THOMAS & BETTS CORPORATION



                              By /s/   Ronald P. Babcock
                                 -------------------------------------------
                                 Title: Vice President - Finance & Treasurer
                              1555 Lynnfield Road
                              Memphis, Tennessee  38119
                              Telex number:
                              Facsimile number:  901-680-5947

Commitments
-----------
$65,000,000                             MORGAN GUARANTY TRUST COMPANY
                                          OF NEW YORK



                                        By /s/
                                           -------------------------------
                                           Title:  Vice President



$65,000,000                             DEUTSCHE BANK AG, NEW YORK AND/OR
                                           CAYMAN ISLANDS BRANCHES



                                        By  /s/ Christopher S. Hall
                                          -----------------------------------
                                               Title:  Vice President



                                        By  /s/ Iain Stewart
                                          ----------------------------------
                                               Title:  Associate



$65,000,000                              WACHOVIA BANK OF GEORGIA, N.A.



                                        By  /s/
                                          -------------------------------
                                               Title:  Vice President



$40,000,000                              ABN AMRO BANK N.V.
                                           ATLANTA AGENCY



                                        By /s/
                                          -------------------------------
                                               Title:  Sr. Vice President



                                        By /s/
                                          ---------------------------------
                                               Title:  Vice President

$40,000,000                             BANK OF AMERICA ILLINOIS



                                        By /s/
                                          -------------------------------
                                               Title:  Vice President



$40,000,000                             THE BANK OF NOVA SCOTIA



                                        By  /s/ F.C.H. Ashby
                                          ----------------------------------
                                            Title:  Senior Manager Loan
                                             Operations



$40,000,000                             CIBC, INC.



                                        By
                                          ---------------------------------
                                            Title:



$40,000,000                             NORTHERN TRUST COMPANY



                                        By  /s/
                                          -------------------------------
                                            Title:  Senior Vice President



$40,000,000                             PNC BANK, KENTUCKY, INC.



                                        By  /s/
                                          -------------------------------
                                            Title:  Vice President



$20,000,000                             THE SUMITOMO BANK, LTD.


                                        By  /s/
                                          -------------------------------
                                            Title:  Joint General Manager

$15,000,000                             FIRST FIDELITY BANK, N.A.



                                        By  /s/
                                          ------------------------------
                                            Title:  Vice President



$10,000,000                            THE BANK OF NEW YORK



                                        By  /s/ Gregory L. Batson
                                          ------------------------------
                                            Title:  Vice President



$10,000,000                             FIRST AMERICAN NATIONAL BANK



                                        By  /s/
                                          ------------------------------
                                            Title:  Senior Vice President



$10,000,000                             TORONTO DOMINION (NEW YORK), INC.



                                        By /s/
                                          ------------------------------
                                            Title:  Vice President



-----------------

Total Commitments

$500,000,000.00
=================

                                        MORGAN GUARANTY TRUST COMPANY
                                          OF NEW YORK, as Agent


                                        By /s/
                                          -------------------------------
                                          Title:  Vice President
                                        60 Wall Street
                                        New York, New York  10260-0060
                                        Attention: Penelope Cox
                                                   --------------
                                        Telex number: 177615
                                        Facsimile number: 212-648-5018

                                PRICING SCHEDULE

               Each of "CD Margin", "Euro-Dollar Margin", "Commitment Fee Rate" and "Facility Fee Rate" means, for any date, the rates set forth below in the row opposite such term and in the column corresponding to the "Pricing Level" that applies at such date:

----------------------------------------------------------------------------------------------
                       Level I         Level II        Level III        Level IV       Level V
----------------------------------------------------------------------------------------------
 CD Margin               0.275%         0.375%          0.450%          0.500%         0.625%
----------------------------------------------------------------------------------------------
 Euro-Dollar             0.150%         0.250%          0.325%          0.375%         0.500%
  Margin
----------------------------------------------------------------------------------------------
 Commitment Fee          0.000%         0.025%          0.025%           0.050%         0.050%
 Rate
----------------------------------------------------------------------------------------------
 Facility Fee            0.100%         0.100%          0.125%           0.150%         0.200%
  Rate
----------------------------------------------------------------------------------------------


             For purposes of this Schedule, the following terms have the following meanings:

             "Level I Pricing" applies at any date if, at such date, the Borrower's long-term debt is rated A- or higher by S&P and A3 or higher by Moody's.

             "Level II Pricing" applies at any date if, at such date, (i) the Borrower's long-term debt is rated BBB+ or higher by S&P and Baa1 or higher by Moody's and (ii) Level I Pricing does not apply.

             "Level III Pricing" applies at any date if, at such date, (i) the Borrower's long-term debt is rated (x) BBB+ or higher by S&P or Baa1 or higher by Moody's and (y) not lower than BBB- by S&P and not lower than Baa3 by Moody's and (ii) neither Level I Pricing nor Level II Pricing applies.

             "Level IV Pricing" applies at any date if, at such date, (i) the Borrower's long-term debt is rated BBB- or higher by S&P and Baa3 or higher by Moody's and (ii) none of Level I Pricing, Level II Pricing and Level III Pricing exists.

             "Level V Pricing" applies at any date if, at such date, no other Pricing Level applies.

             "Pricing Level" refers to the determination of which of Level I, Level II, Level III, Level IV or Level V applies at any date.

The credit ratings to be utilized for purposes of this Schedule are those assigned to the senior unsecured long-term debt securities of the Borrower without third-party credit enhancement, and any rating assigned to any other debt security of the Borrower shall be disregarded. The rating in effect at any date is that in effect at the close of business on such date.

                                                                       EXHIBIT A

                                      NOTE

                                                              New York, New York
                                                                          , 19__

             For value received, Thomas & Betts Corporation, a New Jersey corporation (the "Borrower"), promises to pay to the order of

(the "Bank"), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the last day of the Interest Period relating to such Loan. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York.

             All Loans made by the Bank, the respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement to make a payment when due in respect of the Loans evidenced hereby.

             This note is one of the Notes referred to in the Credit Agreement dated as of March 29, 1995 among the Borrower, the banks listed on the signature pages thereof and Morgan Guaranty Trust Company of New York, as Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the

Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

                                               THOMAS & BETTS CORPORATION



                                               By
                                                 ------------------------
                                                 Title:

                        LOANS AND PAYMENTS OF PRINCIPAL

-----------------------------------------------------------------------

                                         Amount of
              Amount of   Type of        Principal  Maturity  Notation
Date            Loan      Loan            Repaid        Date    Made By
------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

                                                                       EXHIBIT B

                       Form of Money Market Quote Request


                                               [Date]

To:   Morgan Guaranty Trust Company of New York
           (the "Agent")

From: Thomas & Betts Corporation

Re: Credit Agreement (the "Credit Agreement") dated as of March 29, 1995 among the Borrower, the Banks listed on the signature pages thereof and the Agent We hereby give notice pursuant to Section 2.03 of the Credit Agreement that we request Money Market Quotes for the following proposed Money Market Borrowing(s):

Date of Borrowing:
                    ------------------

Principal Amount**                       Interest Period***
----------------                         ---------------
$

         Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

 Terms used herein have the meanings assigned to them in the Credit Agreement.

                                      THOMAS & BETTS CORPORATION


                                      By
                                        ------------------------






----------------------------------

     **Amount must be $10,000,000 or a larger multiple of $1,000,000.

     ***Not less than one month (LIBOR Auction) or not less than 14 days (Absolute Rate Auction), subject to the provisions of the definition of Interest Period.

                                                                      EXHIBIT C


                   Form of Invitation for Money Market Quotes

To:     [Name of Bank]

Re:     Invitation for Money Market Quotes
        to Thomas & Betts Corporation (the
        "Borrower")

         Pursuant to Section 2.03 of the Credit Agreement dated as of March 29, 1995 among the Borrower, the Banks parties thereto and the undersigned, as Agent, we are pleased on behalf of the Borrower to invite you to submit Money Market Quotes to the Borrower for the following proposed Money Market Borrowing(s):

Date of Borrowing:
                    ------------------

Principal Amount                         Interest Period
----------------                         ---------------
$

         Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

         Please respond to this invitation by no later than 9:15 A.M. (New York City time) on [date].


                                      MORGAN GUARANTY TRUST COMPANY
                                        OF NEW YORK


                                      By______________________
                                         Authorized Officer

                                                                EXHIBIT D

                           Form of Money Market Quote

To:  Morgan Guaranty Trust Company
        of New York, as Agent

Re:  Money Market Quote to
      Thomas & Betts Corporation (the "Borrower")

         In response to your invitation on behalf of the Borrower dated
             , 19  , we hereby make the following Money Market Quote on the
-------------    --
following terms:

1.  Quoting Bank:
                   --------------------------------
2.  Person to contact at Quoting Bank:

3.  Date of Borrowing:                     *
                       --------------------
4.  We hereby offer to make Money Market Loan(s) in the
    following principal amounts, for the following Interest     Periods and at
the following rates:

Principal     Interest              Money Market
 Amount**     Period***        [Margin****] [Absolute Rate*****]
---------     ---------        ---------------------------------
$

$

      [Provided, that the aggregate principal amount of Money Market Loans for
      which the above offers may be accepted shall not exceed $            .]**
                                                               ------------
      ----------

      * As specified in the related Invitation.

      ** Principal amount bid for each Interest Period may not exceed principal amount requested. Specify aggregate limitation if the sum of the
      individual offers exceeds the amount the Bank is willing to lend.   Bids
      must be made for $5,000,000 or a larger multiple of $1,000,000.

               (notes continued on following page)

                     We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement dated as of March 29, 1995 among the Borrower, the Banks listed on the signature pages thereof and yourselves, as Agent, irrevocably obligates us to make the Money Market Loan(s) for which any offer(s) are accepted, in whole or in part.

                                      Very truly yours,

                                      [NAME OF BANK]


Dated:                            By:
      ---------------                ----------------------------
                                      Authorized Officer

----------

*** Not less than one month or not less than 30 days, as specified in the related Invitation. No more than five bids are permitted for each Interest Period.

**** Margin over or under the London Interbank Offered Rate determined for the applicable Interest Period. Specify percentage (to the nearest 1/10,000 of 1%) and specify whether "PLUS" or "MINUS".

***** Specify rate of interest per annum (to the nearest 1/10,000th of 1%).

                                                                     EXHIBIT E-1

                [Letterhead of Milbank, Tweed, Hadley & McCloy]

                                                                [Effective Date]


Each of the Banks party
  to the Credit Agreement
  referred to below

Morgan Guaranty Trust Company
  of New York, as Agent
60 Wall Street
New York, New York

Ladies and Gentlemen:

         We have acted as special counsel to Thomas & Betts Corporation, a corporation organized under the laws of New Jersey (the "Borrower"), in connection with the Credit Agreement dated as of March 29, 1995 (the "Credit Agreement") between the Borrower, the Banks party thereto and Morgan Guaranty Trust Company of New York, in its capacity as agent for said Banks (the "Agent"), providing for, among other things, the making of loans by the Banks in an aggregate principal amount up to $500,000,000. All capitalized terms used but not defined herein have the respective meanings given to such terms in the Credit Agreement.

         In rendering the opinions expressed below, we have examined:

      (i)   the Credit Agreement;

     (ii) the Notes (collectively with the Credit Agreement, the "Credit Documents"); and

    (iii) such corporate records of the Borrower and such other documents as we have deemed necessary as a basis for the opinions expressed below.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon statements of governmental officials and upon representations made in or pursuant to the Credit Documents and certificates of appropriate representatives of the Borrower.

         In rendering the opinions expressed below, we have assumed with respect to the Credit Documents that:

      (i) such documents have been duly authorized, executed and delivered by all of the parties to such documents, other than the Borrower;

     (ii) such documents constitute valid and binding obligations of all of the parties to such documents, other than the Borrower; and

    (iii) all of the parties to such documents, other than the Borrower, are duly incorporated, validly existing and in good standing under the laws of their jurisdiction of incorporation and have the power and authority to execute, deliver and perform such documents.

         Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

         1. The execution, delivery and performance by the Borrower of each Credit Document require no action by or in respect of, or filing with, any governmental body, agency or official (other than as may be required of any particular Bank) and do not contravene, or constitute a default under, any provision of any law or regulation applicable to the Borrower.

         2. Each Credit Document constitutes a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms, except as the same may be limited by (a) bankruptcy, insolvency or similar laws affecting creditors' rights generally, and (b) the application of the general principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity). We also wish to point out that the provisions of each Credit Document that permit the Agent or any of the Banks to take action or make determinations, or to benefit from indemnities and similar undertakings of the Borrower, may be subject to a requirement that such action be taken or such determinations be made, and that any such action or inaction by the Agent or any of the Banks that may give rise to a request for payment under such undertaking be taken or not taken, on a reasonable basis and in good faith.

         The foregoing opinions are limited to matters involving the Federal laws of the United States and the laws of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction.

         Insofar as our opinion pertains to matters of New Jersey law, we have relied upon the opinion of Riker, Danzig, Scherer, Hyland & Perretti, dated the date hereof, a copy of which is attached hereto.

         This opinion letter is, pursuant to Section 3.01(c) of the Credit Agreement, provided to you by us in our capacity as counsel to the Borrower and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, our prior written consent.
                                        Very truly yours,

                                                                EXHIBIT E-2

           [Letterhead of Riker, Danzig, Scherer, Hyland & Perretti]


                                                           [Effective Date]


Each of the Banks party
  to the Credit Agreement
  referred to below

Morgan Guaranty Trust Company
  of New York, as Agent
60 Wall Street
New York, New York

Ladies and Gentlemen:

         We have acted as New Jersey counsel to Thomas & Betts Corporation, a corporation organized under the laws of New Jersey (the "Borrower"), in connection with the Credit Agreement dated as of March 29, 1995 (the "Credit Agreement") between the Borrower, the Banks party thereto and Morgan Guaranty Trust Company of New York, in its capacity as agent for said Banks (the "Agent"), providing for, among other things, the making of loans by the Banks in an aggregate principal amount up to $500,000,000. All capitalized terms used but not defined herein have the respective meanings given to such terms in the Credit Agreement.

         In rendering the opinions expressed below, we have examined:

       (i) the Credit Agreement;

      (ii) the Notes (collectively with the Credit Agreement, the "Credit Documents"); and

     (iii) such corporate records of the Borrower and such other documents as we have deemed necessary as a basis for the opinions expressed below.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon statements of governmental officials and upon representations made in or pursuant to the Credit Documents and certificates of appropriate representatives of the Borrower.

         Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

         1. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of New Jersey, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         2. Each Credit Document has been duly authorized, executed and delivered by the Borrower. The execution, delivery and performance by the Borrower of each Credit Document are within the Borrower's corporate powers, (i) have been duly authorized by all necessary corporate action on the part of the Borrower, (ii) require no action by or in respect of, or filing with, any governmental body, agency or official (other than as may be required of any particular Bank) and (iii) do not contravene or constitute a default under (x) any provision of any law or regulation applicable to the Borrower, (y) the certificate of incorporation or by-laws of the Borrower or (z) any instrument or agreement evidencing or governing Debt of the Borrower or any of its Subsidiaries known to us or any material agreement, judgment, injunction, order, decree or other instrument known to us to be binding upon the Borrower, or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries under any of the foregoing.

         3. To the best of our knowledge, there is no action, suit or proceeding pending against, or threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official, in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole or which in any manner draws into question the validity of the Credit Documents.

         The foregoing opinions are limited to matters involving the Federal laws of the United States and the laws of the State of New Jersey, and we do not express any opinion as to the laws of any other jurisdiction.

         This opinion letter is, pursuant to Section 3.01(c) of the Credit Agreement, provided to you by us in our capacity as New Jersey counsel to the Borrower and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, our prior written consent.

                                        Very truly yours,

                                                                       EXHIBIT F


                                   OPINION OF
                     DAVIS POLK & WARDWELL, SPECIAL COUNSEL
                                 FOR THE AGENT
                                 -------------

                                                                [Effective Date]


To the Banks and the Agent
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Agent
60 Wall Street
New York, New York  10260

Dear Sirs:

         We have participated in the preparation of the Credit Agreement (the "Credit Agreement") dated as of March 29, 1995 among Thomas & Betts Corporation, a New Jersey corporation (the "Borrower"), the banks listed on the signature pages thereof (the "Banks") and Morgan Guaranty Trust Company of New York, as Agent (the "Agent"), and have acted as special counsel for the Agent for the purpose of rendering this opinion pursuant to Section 3.01(d) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

         Upon the basis of the foregoing, we are of the opinion that the Credit Agreement constitutes a valid and binding agreement of the Borrower and the Notes constitute valid and binding obligations of the Borrower, in each case enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

         We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States of America. Insofar as the foregoing opinion involves matters governed by the laws of New Jersey, we have relied, without independent investigation, upon the opinion of

Riker, Danzig, Scherer, Hyland & Perretti, a copy of which has been delivered to you. In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect.

         This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose by any other person without our prior written consent.

                               Very truly yours,

                                                                EXHIBIT G


                      ASSIGNMENT AND ASSUMPTION AGREEMENT


         AGREEMENT dated as of          , 19   among [ASSIGNOR] (the
                               ---------    --
"Assignor"), [ASSIGNEE] (the "Assignee") and THOMAS & BETTS CORPORATION (the "Borrower").

                              W I T N E S S E T H

         WHEREAS, this Assignment and Assumption Agreement (the "Agreement") relates to the Credit Agreement dated as of March 29, 1995 among the Borrower, the Assignor and the other Banks party thereto, as Banks, and Morgan Guaranty Trust Company of New York, as Agent (the "Credit Agreement");

         WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Loans to the Borrower in an aggregate principal amount at
any time outstanding not to exceed $          ;
                                    ----------

         WHEREAS, Committed Loans made to the Borrower by the Assignor under
the Credit Agreement in the aggregate principal amount of $            are
                                                           -----------
outstanding at the date hereof; and

         WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of
its Commitment thereunder in an amount equal to $           (the "Assigned
                                                 ----------
Amount"), together with a corresponding portion of its outstanding Committed Loans, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

         SECTION 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

         SECTION 2. Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the Committed Loans made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, the Borrower and the Agent and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount, and (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

         SECTION 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them*. **** It is understood that commitment and/or facility fees accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

         [SECTION 4. Consent of the Borrower. This Agreement is conditioned upon the consent of the Borrower pursuant to Section 9.06(c) of the Credit Agreement. The execution of this Agreement by the Borrower is evidence of this consent. Pursuant to Section 9.06(c) the Borrower agrees to execute and deliver a Note payable to the order of the Assignee to evidence the assignment and assumption provided for herein.]

         SECTION 5. Non-Reliance on Assignor. The Assignor makes no representation or warranty in connection





----------------------------------

     ***** Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion
of any upfront fee to be paid by the Assignor to the Assignee.   It may be
preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.

with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Borrower, or the validity and enforceability of the obligations of the Borrower in respect of the Credit Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower.

         SECTION 6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                      [ASSIGNOR]

                                      By
                                        -------------------------
                                        Title:



                                      [ASSIGNEE]

                                      By
                                        --------------------------
                                        Title:

                                      THOMAS & BETTS CORPORATION

                                      By
                                        --------------------------
                                        Title:

                                                                   EXHIBIT 10.3

                           THOMAS & BETTS CORPORATION

                             1990 Stock Option Plan


1. Purpose. The purpose of the 1990 Stock Option Plan (hereinafter called the "Plan") is to continue to secure for the Corporation and its shareholders the benefits of the incentive inherent in the holding of options to purchase Common Stock of the Corporation and in the ownership of such stock by key employees of the corporation and its affiliates.

2. Amount of Stock. The stock for which options may be granted under the Plan is the Common Stock of the Corporation, par value $.50 per share, (the "Common Stock"), not exceeding a total of 800,000 shares except as adjusted in accordance with paragraph 3 below, which may be either authorized and unissued shares or issued shares acquired by the Corporation. Options may be granted pursuant to the Plan during the period from the date the Plan is approved by the shareholders to April 15, 1995. In the event that any option granted under the Plan shall terminate or expire before April 15, 1995 without having been exercised in full, new options may be granted covering such shares (as adjusted in accordance with paragraph 3 below) in the same or future years.

     In the event the Corporation acquires another business entity (whether a corporation, partnership, proprietorship or otherwise), any and all of the Corporation's Common Stock issued under this Plan as a result of the assumption or substitution of outstanding grants of the acquired entity, or issued as a consequence of an acquisition, shall not be subtracted from the amount of shares available for grant under the Plan.

3. Adjustment in the Event of Change in Stock. In the event of any change in the outstanding Common Stock by reason of stock dividends, recapitalizations, reorganizations, mergers, consolidations, split-ups, combinations or exchanges of shares and the like, the number and kind of shares which thereafter may be optioned and sold under the Plan, and the number and kind of shares under option in outstanding option agreements pursuant to the Plan and the purchase price per share thereof, shall be appropriately adjusted consistent with such change. The determination of the Committee, described in paragraph 4, as to any adjustment shall be final and conclusive.

4. Administration. The plan shall be administered by a committee (the "Committee") which shall be appointed by the Board of Directors and shall consist of not less than three nonemployee members of the Board. Vacancies occurring in the membership of the Committee shall be filled by appointment by the board. No person may be a member of the Committee who is eligible to receive options or stock awards pursuant to any plan of the Corporation, or who has been so eligible within one year of the date of appointment to the Committee. A majority of the Committee shall constitute a quorum thereof and the actions of a majority of the Committee shall be the actions of the Committee. The Committee shall maintain written minutes of its meeting and report the same to the Board.

     The Committee shall have the power (1) to interpret the Plan; (2) to prescribe, amend and rescind rules and regulations relating to it; (3) to determine the terms (which need not be identical) of option agreements executed and delivered under the Plan, including such terms and provisions as shall be requisite in the judgment of the Committee to conform to any change in any law or regulation applicable thereto; and (4) to make all other determinations deemed necessary or advisable for the administration of the Plan. The Committee determination on all matters relating to the Plan shall be final and conclusive.

5. Eligibility. All key employees of the Corporation and its affiliates shall be eligible to receive options under this Plan. The Committee, in its sole discretion, shall determine the key employees of the Corporation and its affiliates to whom options shall be granted, the time or times when they shall be granted, the terms and conditions of the options (in addition to those provided in paragraph 6), whether such options shall be incentive stock options, as defined in Section 422A(b) of the Internal Revenue Code of 1986, as amended (the "Code"), nonqualified stock options, or a combination thereof, and the number of shares to be covered by each option so granted, provided, however, that no director who is not a key employee of the Corporation or an affiliate thereof shall be eligible to receive options under the Plan, and that no incentive stock option shall be granted hereunder to any person who immediately after such option is granted would own, within the meaning of
Section 422A(b)(6) of the Code, stock possessing more than 10% of the total voting power of all classes of stock of the Corporation or its affiliates (a "10% Shareholder") unless the option price is at least 110% of the fair market value of such stock on the date of grant and the term of the option does not exceed five years.

6. Terms and Conditions of Options. All options granted by the Committee under the Plan shall be evidenced by stock option agreements in writing (hereinafter called "option agreements") in such form as the Committee may from time to time approve, executed by the Corporation in accordance with its By-Laws. Each such agreement shall be subject to the Plan and, in addition to such other terms and conditions as the Committee may deem desirable, shall provide the following:


      (a) The number of shares of Common Stock as to which any option is granted and the purchase price per share thereof, which price shall not be less than 100% (or 110% in the case of an incentive stock option granted to a 10% Shareholder) of the fair market value of the stock at the time such option is granted. Fair market value shall be the mean between the highest and lowest quoted selling prices of such stock on the New York Stock Exchange Composite Tape on the date on which such option is granted or, in the event that no sale shall have taken place, the mean between the bid and asked prices on such day;

     (b) The period (as determined by the Committee) during which each option is exercisable (the "option period") which shall not exceed ten years (or five years in the case of an incentive stock option granted to a 10% Shareholder) from the date the option was granted, and which shall be subject to earlier termination as hereinafter provided;

     (c) Subject to such other conditions and restrictions as the Committee may deem desirable, that any option shall be exercisable only by giving in each case written notice of exercise accompanied by tender of (1) payment in full of the purchase price which may be made in whole or in part either in cash or by the exchange of such number of whole shares of Common Stock owned by the optionee whose fair market value, determined as of the close of the business day immediately preceding the day on which the option is exercised, does not exceed the purchase price; provided, however, that if the shares to be exchanged were acquired by exercise of a stock option, such shares must have been held by the optionee for such period of time as determined by the Committee, and further provided that the Committee shall have the right to modify, suspend or cancel the right to pay the purchase price in whole or in part by exchange of shares at any time in the event of a change in tax or accounting consequences to the Corporation or to any optionee upon prior notice to the holders of options, and (2) an investment representation as provided in subparagraph (h) of this paragraph 6 if required in accordance therewith;

      (d) That the number of shares subject to each option shall become exercisable twelve months after the date the option was granted;

      (e) That each option not theretofore fully exercised or expired shall automatically terminate with respect to the unexercised portion 30 days after the termination of employment of an optionee otherwise than by reason of death, disability or retirement (but in no event after the expiration of the option period);

      (f) That if an employee to whom an option has been granted under the Plan retires from the Corporation or one of its affiliates at normal retirement date pursuant to any pension plan provided by the Corporation or its affiliates, or retires earlier than the employee's normal retirement date with the prior consent of the Corporation, such option may be exercised in full notwithstanding the provisions of subparagraph (d) hereof and without regard to the period of continuous employment with the Corporation or one of its affiliates after the option was granted, within three years after such retirement, but in no event after the expiration of the term of the option; and

     If an employee to whom an option has been granted under the Plan becomes totally and permanently disabled within the meaning of applicable provisions of the Code, such option may be exercised in full, notwithstanding the provisions of subparagraph (d) hereof and without regard to the period of continuous employment with the

Corporation or one of its affiliates after the option was granted, within three years after the date of termination of service of an optionee within the meaning of regulations issued pursuant to Section 421 of the Code by reason of being totally and permanently disabled, but in no event after the expiration of the term of the option; and

      If an optionee dies while he is employed by the Corporation or one of its affiliates, or within three years following retirement, such option may be exercised in full, notwithstanding the provisions of subparagraph (d) hereof and without regard to the period of continuous employment with the Corporation or one of its affiliates, within one year after the date of such optionee's death, but in no event after the expiration of the option period, by the legal representative of the optionee or any person who acquired such option by bequest or inheritance;

      (g) That any option granted under this Plan is not transferable by the optionee otherwise than by will or by the laws of descent and distribution, and that during the lifetime of the optionee it is exercisable only by the optionee;

      (h) That if a registration statement under the Securities Act of 1933 is not then in effect with respect to the shares issuable upon exercise of an option, it shall be a condition precedent to the right to purchase such shares that the person exercising the option deliver to the Committee a written representation, satisfactory in form and substance to the Committee, that the shares are being acquired for the person's own account for investment and not with a view to the distribution thereof;

      (i) That a leave of absence granted in accordance with the Corporation's usual procedure which does not operate to interrupt continuous employment for other benefits granted by the Corporation shall not be considered a termination of employment or an interruption of continuous employment hereunder, and an employee who is granted such a leave of absence shall be considered to be continuously employed during the period of such leave; provided, that if regulations under the Code shall establish a more restrictive definition of a leave of absence not so interpreting continuous employment, such definition shall be substituted herein.

7. Limitation on Aggregate Value of Incentive Stock Options. The aggregate purchase price of incentive stock options granted to any eligible employee that become exercisable for the first time in any calendar year under this Plan or any other plan of the Corporation and its affiliates shall not exceed $100,000 or such other amount as may be defined in section 422A(d) of the Code.

8. Affiliate. For the purpose of this Plan an affiliate of the corporation shall be any corporation which at the time qualifies as a parent or subsidiary thereof under the definitions of "parent corporation" and "subsidiary corporation" contained in Sections 425(e) and (f) of the Code. A transfer of employment from the Corporation to such a parent or subsidiary or vice versa, or between two such entities, shall not be deemed a termination of employment.

9. Employment Rights. The granting of an option to purchase shares pursuant to this Plan shall not constitute or be evidence of any agreement or understanding, expressed or implied, on the part of the Corporation or any of its affiliates, to employ the option holder for any specified period. Further, nothing in the Plan or in the instrument evidencing the grant of an option shall in any manner be construed to limit in any way the right of the Corporation or of an affiliate to terminate an employee's employment at any time for any reason, nor is anything contained in this Plan or the instrument evidencing the grant of the option to be construed as giving the employee the right to continued employed.

10. Amendment of the Plan. The Board of Directors of the Corporation may amend or suspend the Plan at any time and from time to time without approval of the shareholders; provided, however, that no such amendment of the Plan may
(a) extend the term of the Plan; (b) increase the number of shares to be offered for sale under the Plan; (c) make eligible under the Plan any member of the Board not a key employee of the corporation or an affiliate thereof; (d) permit the granting of an option at a price less than the fair market value of the stock at the time the option is granted; or (e) permit the transfer of stock before full payment therefor. No amendment of the Plan may alter or impair any option previously granted under the Plan without the written consent of the optionee.

11. Rights as Shareholder. The holder of an option shall have none of the rights of a shareholder with respect to the shares subject to option until such shares, upon the exercise of the option, shall have been registered on the transfer books of the Corporation in the name of the person or persons exercising the option.

12.  Shareholder Approval.   The Plan shall terminate one year from the date of
the adoption of the Plan by the Board unless prior to such date the Plan shall have been approved by majority of the votes cast by the holders of the Common Stock of the Corporation at a meeting of shareholders.